EXHIBIT 21


                                                       Jurisdiction of
Name of Subsidiary                                      Incorporation
- ------------------                                    -----------------


ADP Atlantic, Inc.                                        Delaware
ADP Claims Solutions Group, Inc.                          Delaware
ADP Autonom Computer GmbH                                 Germany
ADP Nederland B.V.                                     The Netherlands
ADP Central, Inc.                                         Delaware
ADP Credit Corp.                                          Delaware
ADP Dealer Services Ltd.                              Canada (Federal)
ADP East, Inc.                                            Delaware
ADP Europe S.A.                                            France
ADP Financial Information Services, Inc.                  Delaware
ADP Financial Information Services (UK) Limited        United Kingdom
ADP, Inc.                                                 Delaware
ADP Insurance Company, Ltd.                               Delaware
ADP Network Services International, Inc.                  Delaware
ADP Network Services Limited                           United Kingdom
ADP of New Jersey, Inc.                                   Delaware
ADP of North America, Inc.                                Delaware
ADP Pacific, Inc.                                         Delaware
ADP Savings Association                                 Pennsylvania
ADP Tax Services, Inc.                                    Delaware
ADP Broker-Dealer, Inc.                                  New Jersey







In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of June 30, 1996.